Exhibit 99.1

Independent Auditor's Report

To the Board of Directors and Stockholders of Leucadia National Corporation:

We have audited the accompanying combined financial statements of Leucadia Real Estate Group (the “Company”), which comprise the combined balance sheets as of December 31, 2013 and 2012, and the related combined statements of operations, of changes in net equity and of cash flows for the years then ended.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Leucadia Real Estate Group at December 31, 2013 and 2012, and the results of its operations, changes in its net equity and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
June 10, 2014

LEUCADIA REAL ESTATE GROUP
Combined Balance Sheets
December 31, 2013 and 2012
(Dollars in thousands)

	2013	2012
ASSETS
Real estate, net	$112,921	$111,631
Cash and cash equivalents	858	590
Restricted cash	1,214	-
Investment held-to-maturity	10,529	9,572
Receivables from Leucadia or its affiliates	4,068	3,925
Receivables, net of allowance for doubtful accounts of $284 and $751,
deposits and other assets	9,697	12,236

TOTAL	$139,287	$137,954

LIABILITIES
Accounts payable and accrued liabilities	$631	$1,128
Payables to Leucadia or its affiliates	17,545	17,539
Deferred rent revenue	6,465	6,992
Other liabilities	856	1,120

Total liabilities	25,497	26,779

NET EQUITY	113,790	111,175

TOTAL	$139,287	$137,954

The accompanying notes are an integral part of these combined financial statements.

LEUCADIA REAL ESTATE GROUP
Combined Statements of Operations
For the years ended December 31, 2013 and 2012
(In thousands)

	2013	2012

REVENUES
Rental income	$21,985	$22,196
Sales of real estate	2,808	1,119
	24,793	23,315

EXPENSES
Cost of sales	1,141	385
Maintenance and repairs	2,253	2,558
Depreciation and amortization	1,260	1,209
Property taxes	1,949	1,707
Rental expense	6,258	6,258
General and administrative expenses	8,943	10,596
	21,804	22,713

Income from operations	2,989	602

Other income (expense), net
Interest expense to Leucadia or its affiliates	(1,774)	(1,779)
Interest income	1,042	1,036
Other, net	8	98
	(724)	(645)

Income (loss) before income taxes	2,265	(43)
Income tax provision	-	(30)

Net income (loss)	$2,265	$(73)

The accompanying notes are an integral part of these combined financial statements.

LEUCADIA REAL ESTATE GROUP
Combined Statements of Changes in Net Equity
For the years ended December 31, 2013 and 2012
(In thousands)

Total

Balance, January 1, 2012	$111,995

Net loss	(73)
Contributions from Leucadia or its affiliates	10,290
Distributions to Leucadia or its affiliates	(11,037)

Balance, December 31, 2012	111,175

Net income	2,265
Contributions from Leucadia or its affiliates	8,524
Distributions to Leucadia or its affiliates	(8,174)

Balance, December 31, 2013	$113,790

The accompanying notes are an integral part of these combined financial statements.

LEUCADIA REAL ESTATE GROUP
Combined Statements of Cash Flows
For the years ended December 31, 2013 and 2012
(In thousands)

	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,265	$(73)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and leasehold
improvements	1,260	1,209
Accretion of discount on investment held-to-maturity	(193)	(86)
Interest earned but not received	(764)	(675)
Provision for doubtful accounts	234	351
Net loss related to sale of other assets	25	-
Changes in operating assets and liabilities:
Real estate	2,364	1,766
Receivables, deposits and other assets	2,026	349
Accounts payable and accrued liabilities	(496)	(204)
Net receivables/payables to/ from Leucadia or its affiliates	(137)	(416)
Deferred rent revenue	(527)	(364)
Other liabilities	(271)	(584)
Net cash provided by operating activities	5,786	1,273

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions of real estate held for investment	(4,654)	(5,180)
Net change in restricted cash	(1,214)	4,630
Purchase of investment held-to-maturity	-	(302)
Net cash used for investing activities	(5,868)	(852)

CASH FLOWS FROM FINANCING ACTIVITIES:
Funds provided by Leucadia or its affiliates	8,524	10,290
Payments made to Leucadia or its affiliates	(8,174)	(11,037)
Net cash provided by (used for) financing activities	350	(747)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	268	(326)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	590	916

CASH AND CASH EQUIVALENTS, END OF PERIOD	$858	$590

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid to Leucadia or its affiliates for interest	$1,774	$1,779

Cash paid for income taxes	$-	$225

Non-cash investing activity, acquisition of real estate with restricted cash	$-	$51,870

The accompanying notes are an integral part of these combined financial statements.

LEUCADIA REAL ESTATE GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation –   On February 28, 2014, HomeFed Corporation (“HomeFed”) entered into an agreement with Leucadia National Corporation (“Leucadia”) pursuant to which HomeFed agreed to purchase substantially all of Leucadia’s real estate properties and operations, its membership interests in Brooklyn Renaissance Holding Company LLC (“BRP Holding”) and Brooklyn Renaissance Hotel LLC (“BRP Hotel”), and cash in exchange for 7.5 million newly issued unregistered HomeFed common shares (the “Acquisition”).  On March 28, 2014, HomeFed completed the initial closing of the Acquisition, which consisted of all of the assets to be acquired except for a portion of Leucadia’s membership interest in BRP Holding.

The combined financial statements of the Leucadia Real Estate Group (also referred to as the “Group”) include some, but not all, of the entities and assets acquired by HomeFed.  The combined financial statements do not include Leucadia’s equity investments in BRP Holding and BRP Hotel, which are investments in entities that Leucadia does not control, nor do they reflect the cash provided by Leucadia in the transaction.  The combined financial statements of the Group include the following entities that were wholly-owned by Leucadia:

Entities/Assets Acquired	Business	Location

BEI-Beach, LLC; LUK-MB2, LLC; LUK-MB3, LLC; LUK-MB5, LLC; Palm Isle Capital, LLC (collectively, “The Market Common”)	Fully developed mixed-used retail, commercial and residential lifestyle center properties that are being leased; land for commercial and residential development	Myrtle Beach, South Carolina
Panama City BEI Holdings, LLC and its subsidiaries (the “SweetBay Project”)	Mixed-use master planned community on 700 acres of land under development	Panama City, Florida
North East Point, LLC, HFC-Glen Cove, LLC, HFC-Rockport, LLC and Maine Seaboard Realty LLC (collectively, the “Maine Projects”)	160 acres of land under development for residential lots; and various mixed used buildings	Islesboro, Maine, Brewster Point, Maine and Rockport, Maine
BRP Leasing LLC (“BRP Leasing”)	Indirect obligor of certain leased office space at Brooklyn Renaissance Plaza and beneficiary of related subleases	Brooklyn, New York

The land acreage described above typically is not entirely available for the indicated business purpose due to the specific project entitlements, zoning laws and other restrictions, whether imposed by contract or otherwise.

As there is no parent entity for the Group, the combined balance sheets do not reflect detail components of equity, and there was no other comprehensive income or loss reported by any member of the Group.

Real estate development is highly competitive, and there are residential and commercial real estate developers and development projects operating in the same geographic area in which the Group owns property.  The real estate development industry is subject to increasing environmental, building, zoning and real estate regulations that are imposed by various federal, state and local authorities.  Timing of the initiation and completion of development projects depends upon receipt of necessary authorizations and approvals.  Furthermore, changes in prevailing local circumstances or applicable laws may require additional approvals, or modifications of approvals previously obtained.  Delays could adversely affect the Group’s ability to complete projects, significantly increase the costs of doing so or drive potential customers to purchase competitors’ products.  Environmental laws may cause the Group to incur substantial compliance, mitigation and other costs, may restrict or prohibit development in certain areas and may delay completion of the Group’s development projects.  Delays arising from compliance with environmental laws and regulations could adversely affect the Group’s ability to complete its projects and significantly increase development costs.  The Group’s business may also be adversely affected by inflation and is interest-rate sensitive.

Critical Accounting Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires the Group to make estimates and assumptions that affect the reported amounts in the financial statements and disclosures of contingent assets and liabilities.  On an on-going basis, the Group evaluates all of these estimates and assumptions.  Actual results could differ from those estimates.

Revenue Recognition – Revenues from sales of real estate have been recognized under the deposit and full-accrual methods.  During 2012, all lots were sold to a homebuilder who received financing for the full purchase price from the Group.  Since no cash was received from a third-party, no revenue was recognized.  Lot sales were recognized as revenues when the buyer fully repaid the loan upon sale of the home.  Commencing in March 2013, the same buyer began using an independent third-party bank for financing and the Group recognized sales using full-accrual method of accounting.  Once the purchase price is paid in full, the usual risks and rewards of ownership have been transferred to the buyer and the Group does not have significant continuing involvement with the real estate sold.

Rental revenue is recognized on a straight-line basis over the terms of the leases.  Any rent payments received in excess of the amounts recognized as revenue are deferred and reflected as deferred rent revenue in the Group’s combined balance sheets.  For those leases that provide for billing of common area maintenance, rental income is generally billed and recognized based on budgets and subsequently adjusted to actual amounts, if different.

Provision for Impairment Losses on Real Estate – The Group’s real estate is carried at cost.  Whenever events or changes in circumstances suggest that the carrying amount may not be recoverable, management assesses the recoverability of the carrying amount of its real estate in accordance with GAAP and, if impaired, reduces the carrying amount to its estimated fair value.  The process involved in evaluating assets for impairment and determining fair value requires estimates as to future events and market conditions.  This estimation process may assume that the Group has the ability to complete development and dispose of its real estate properties in the ordinary course of business based on management’s present plans and intentions.  If management determines that the carrying value of a specific real estate investment is impaired, a write-down is recorded as a charge to current period operations.  The evaluation process is based on estimates and assumptions and the ultimate outcome may be different.  The Group did not record any impairment charges during the years ended December 31, 2013 and 2012.

Real Estate – Real estate includes all expenditures incurred in connection with the acquisition, development and construction of the property, including interest paid to third parties and property taxes.  At acquisition, land costs are allocated to individual parcels or lots based on relative fair values or specific identification.  Subsequent to acquisition, substantially all development costs are specifically identifiable to individual parcels or lots, or are considered allocated costs that are allocated principally based on relative sales value (principally property taxes, legal fees and consulting fees).  Capitalized land costs are charged to cost of sales at the time that revenue is recognized.  Depreciation is provided on the straight-line basis over the estimated useful lives of the assets or, if less, the term of the underlying lease.

Cash and Cash Equivalents – Cash equivalents are money market accounts or short-term, highly liquid investments that have maturities of less than three months at the time of acquisition.

Investments – The Group’s only investment security is a held-to-maturity investment that the Group has the intention of holding to maturity and the ability to do so.  It is carried at cost, less impairments, plus accreted interest.  See Note 4 for more information.

Capitalization of Interest and Real Estate Taxes – Interest paid to third-parties and real estate taxes attributable to land and property construction are capitalized and added to the cost of those properties while the properties are being actively developed.

Income Taxes – One member of the Group, BEI-Beach, is an entity that files a separate state income tax return, but is included in the consolidated federal income tax return of Leucadia.  The other members of the Group are pass-thru entities for income tax purposes and not subject to income tax in any jurisdiction.  As a result, the provisions for income taxes in the combined statements of operations only reflect the activity of BEI-Beach.  BEI-Beach does not have any unrecognized tax benefits; however, if it did BEI-Beach would record accrued interest and penalties related to unrecognized tax benefits as income tax expense.  See Note 7 for more information.

2.           REAL ESTATE

Real estate carrying values are as follows (in thousands):

	December 31,
	2013	2012

Unimproved land	$2,073	$2,073
Land held for development	89,571	88,189
Real estate held for investment, net:
Buildings	15,968	16,367
Land	2,149	2,101
Other, principally tenant improvements	3,160	2,901
Total	$112,921	$111,631

Buildings are depreciated over estimated useful lives ranging from 10 to 39 years.  Tenant improvements are depreciated over the lesser of the useful life of the building or the term of the lease; the periods range from 2 to 20 years.  Activity in accumulated depreciation is as follows for the years ended December 31, 2013 and 2012 (in thousands):

	2013	2012

Beginning balance, January 1	$4,211	$3,009
Depreciation expense	1,260	1,209
Other	-	(7)
Balance, December 31	$5,471	$4,211

Minimum future rents on rental property under non-cancellable leases for the next five years are as follows (in thousands): 2014 - $5,511; 2015 - $4,617; 2016 - $4,150; 2017 - $3,930; 2018 - $3,205; thereafter - $18,134.  Such amounts exclude sublease income for BRP Leasing; see Note 6 for more information.

3.           ACQUISITIONS

The Group had previously entered into an agreement with the Panama City-Bay County Airport and Industrial District of Panama City, Florida to purchase approximately 700 acres of land which used to be the Panama City-Bay County International Airport.  The Group had placed $56,500,000 into escrow; the purchase price was subsequently adjusted to $51,870,000, the excess funds were returned and the transaction closed in February 2012.  The Group intends to develop the SweetBay Project into a mixed use community with residential, retail, commercial, educational and office sites.  The project is fully entitled and zoned for 3,200 residential units and 700,000 square feet of commercial space and includes a permitted marina with 117 wet slips.

4.           INVESTMENT HELD-TO-MATURITY

In connection with The Market Common, the Group purchased bonds designated as “Tax Increment Bonds (Myrtle Beach Air Force Base Redevelopment Project Area, Junior Lien Series 2006B)” (the “Series 2006B Bonds”) issued by the City of Myrtle Beach, South Carolina (the “City”).  These bonds were acquired by HomeFed as part of the Acquisition.  Interest and principal on the Series 2006B Bonds are special obligations of the City payable only from specified tax increment to be deposited in a special revenue account pursuant to an ordinance enacted by the City Council.  The Series 2006B Bonds are junior to Series 2006A Bonds issued by the City in the original principal amount of $30,795,000 (approximately $28,300,000 are currently outstanding).  Interest and principal on the Series 2006B Bonds will not be paid until there is sufficient tax increment to service the interest and principal due on the Series 2006A Bonds and to establish various reserves and deposits.  The tax increment that is pledged to service both bond series is generated from developed and to be developed residential and commercial property owned by The Market Common, and from two other large residential development projects adjacent to The Market Common’s that are owned by third parties and are currently under development.  The Series 2006B Bonds bear interest at the rate of 7.5% per annum, payable semi-annually.  Currently there is not sufficient tax increment to pay interest on the Series 2006B Bonds.  The Series 2006B Bonds mature in October 2031.

The Series 2006B Bonds have been classified as held-to-maturity investments as the Group has the positive intent and ability to hold the securities to maturity.  The carrying amount of the Series 2006B Bonds is determined based on projected future cash flows discounted at 10%; increases in the carrying amount from the prior period due to accreted interest are reflected as interest income in the statements of operations.  As a result, the carrying amount of the Series 2006B Bonds is less than the actual amounts due.  The contractual amounts due are $13,300,000 and $12,535,000 as of December 31, 2013 and 2012, respectively.

The carrying amounts of the Series 2006B Bonds approximate their fair value.

5.           PAYABLES TO LEUCADIA OR ITS AFFILIATES

Amounts due to Leucadia or its affiliates include a $17,500,000 note with an original maturity date of September 30, 2018 and interest payable at 7.5%.  Other amounts payable to Leucadia or its affiliates are non-interest bearing and have no maturity date.

6.           RELATED PARTY TRANSACTIONS – BRP LEASING

BRP Holding is the developer and owner of an 850,000 square foot office tower and parking garage located in Brooklyn, NY.  Leucadia has historically held a non-controlling approximate 61% interest in the office tower and garage.  The remaining interest in the office tower and garage is held by MWR L.L.C. (“MWR”), Leucadia’s partner in the construction and management of the property.

Prior to the construction of the project, Empire Insurance Company (“Empire”), a former subsidiary of Leucadia, entered into a twenty year master lease for nine floors in the office tower (approximately 286,000 square feet) that expires in October 2018.  Empire immediately subleased four of the floors to Leucadia under the same terms and rates Empire committed to under the master lease.  During 2000 and 2001, Empire subleased the remaining five floors to third party tenants for a term concurrent with the end of the master lease at amounts in excess of the rent Empire was obligated to pay under the master lease.

MWR Associates (“Associates”), an affiliate of MWR, has the right to sublease two floors of the office tower.  Leucadia and Associates entered into a pooling agreement, pursuant to which the subleasing of Leucadia’s four floors and Associates two floors would be jointly managed; sublease income and related expenses are shared pro rata between the parties based on the floors contributed to the pooling agreement.

In connection with the sale of Empire to a third party, all of Empire’s and Leucadia’s rights and obligations under the master lease and subleases were assigned to and assumed by BRP Leasing.  In connection with the sale to HomeFed, Leucadia assigned its interest in the pooling agreement to HomeFed.  Accordingly, the Group’s combined financial statements reflect the historical activity under these leases, subleases and the pooling agreement, as if BRP Leasing and HomeFed had such rights and obligations from the inception of these agreements.

Amounts classified on the combined balance sheets as receivable from affiliate are primarily BRP Leasing’s share of undistributed amounts under the pooling agreement.  For the years ended December 31, 2013 and 2012, rental income includes BRP Leasing’s share of the pooling agreement of $4,511,000 and $4,438,000, respectively.  For the years ended December 31, 2013 and 2012, rental expense includes rent paid to BRP Holding (for all nine floors) of $6,224,000 in each year.

Future minimum annual rental income (exclusive of month-to-month leases, real estate taxes, maintenance and certain other charges) from subleasing office space and participation in the pooling agreement is as follows at December 31, 2013 (in thousands):

2014	$11,453
2015	10,963
2016	11,010
2017	10,981
2018	9,703
Thereafter	5,306

$59,416

Future minimum annual rental expense (exclusive of month-to-month leases, real estate taxes, maintenance and certain other charges) that BRP Leasing is obligated to pay rent to BRP Holding for office space is as follows at December 31, 2013 (in thousands):

2014	$7,561
2015	7,561
2016	7,561
2017	7,561
2018	6,301
Thereafter	-

$36,545

7.           INCOME TAXES

As discussed above, only one member of the Group, BEI-Beach is taxed as a corporation; the other members of the Group are pass-thru entities for income tax purposes and not subject to income tax in any jurisdiction.  As a result, the provisions for income taxes in the combined statements of operations only reflect the activity of BEI-Beach.

The combined statements of operations for BEI-Beach reflect pre-tax losses of $128,000 for the year ended December 31, 2013 and pre-tax income of $4,000 for the year ended December 31, 2012.  The combined financial statements reflect a full valuation allowance for any future federal or state income tax benefit that may be realized from BEI Beach’s losses, due to its history of operating losses.   The valuation allowance for the net deferred tax asset of BEI Beach was $426,000 and $321,000 as of December 31, 2013 and 2012, respectively.

For the year ended December 31, 2012, the provision for income taxes reflects state income tax expense for BEI Beach.

8.           COMMITMENTS AND CONTINGENCIES

Commencing in 2013, BRP Leasing has been required to keep at least $500,000 on deposit in an escrow account to secure its lease obligations.  At December 31, 2013, $1,214,000 was in the escrow account and is reflected as restricted cash.

The Market Common is required to provide a letter of credit for the benefit of the City to secure the completion of certain infrastructure improvements in the amount of $5,000,000.  This letter of credit was provided by a wholly-owned Leucadia subsidiary that is an affiliate of the Group; however, that entity was not included in the sale to HomeFed and as such is not included in the Group’s combined financial statements.   Included in general and administrative expenses are fees paid to obtain the letter of credit of approximately $20,000 in each year.

Except for BRP Leasing’s obligations described above, no member of the Group rents office space for its own use.

The Group is subject to litigation which arises in the course of its business.  Except as otherwise disclosed herein, based on discussions with counsel, management is of the opinion that such litigation is not likely to have any significant adverse effect on the consolidated financial position of the Group, its consolidated results of operations or liquidity.

9.           SUBSEQUENT EVENTS

As described in Note 1, all of the assets and liabilities of the Group were acquired by HomeFed on March 28, 2014.

The Group has evaluated subsequent events for disclosure through June 10, 2014, the date the financial statements were available to be issued.